Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Revenues:
Electric	$1,921	$2,140	$5,096	$4,971
Natural gas	139	166	786	940
Total operating revenues	2,060	2,306	5,882	5,911
Operating Expenses:
Fuel	158	117	423	376
Purchased power	272	563	1,095	1,058
Natural gas purchased for resale	30	58	280	431
Other operations and maintenance	470	475	1,368	1,427
Depreciation and amortization	369	350	1,024	965
Taxes other than income taxes	147	144	398	415
Total operating expenses	1,446	1,707	4,588	4,672
Operating Income	614	599	1,294	1,239
Other Income, Net	101	58	261	180
Interest Charges	152	126	413	356
Income Before Income Taxes	563	531	1,142	1,063
Income Taxes	69	78	144	148
Net Income	494	453	998	915
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$493	$452	$994	$911

Earnings per Common Share – Basic	$1.88	$1.75	$3.79	$3.53

Earnings per Common Share – Diluted	$1.87	$1.74	$3.78	$3.51

Weighted-average Common Shares Outstanding – Basic	262.8	258.4	262.5	258.2
Weighted-average Common Shares Outstanding – Diluted	263.4	259.5	263.2	259.3

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$8	$10
Accounts receivable - trade (less allowance for doubtful accounts)	597	600
Unbilled revenue	360	446
Miscellaneous accounts receivable	65	54
Inventories	760	667
Current regulatory assets	157	354
Investment in industrial development revenue bonds	—	240
Current collateral assets	13	142
Other current assets	124	155
Total current assets	2,084	2,668
Property, Plant, and Equipment, Net	32,938	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,042	958
Goodwill	411	411
Regulatory assets	1,772	1,426
Pension and other postretirement benefits	470	411
Other assets	882	768
Total investments and other assets	4,577	3,974
TOTAL ASSETS	$39,599	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$849	$340
Short-term debt	1,340	1,070
Accounts and wages payable	955	1,159
Taxes accrued	209	59
Other current liabilities	664	738
Total current liabilities	4,017	3,366
Long-term Debt, Net	13,829	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,068	3,804
Regulatory liabilities	5,336	5,309
Asset retirement obligations	761	763
Other deferred credits and liabilities	416	340
Total deferred credits and other liabilities	10,581	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,900	6,860
Retained earnings	4,144	3,646
Accumulated other comprehensive loss	(4)	(1)
Total shareholders’ equity	11,043	10,508
Noncontrolling Interests	129	129
Total equity	11,172	10,637
TOTAL LIABILITIES AND EQUITY	$39,599	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities:
Net income	$998	$915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,063	1,016
Amortization of nuclear fuel	56	46
Amortization of debt issuance costs and premium/discounts	12	17
Deferred income taxes and investment tax credits, net	128	137
Allowance for equity funds used during construction	(39)	(31)
Stock-based compensation costs	21	18
Other	12	63
Changes in assets and liabilities	(220)	(582)
Net cash provided by operating activities	2,031	1,599
Cash Flows From Investing Activities:
Capital expenditures	(2,571)	(2,437)
Nuclear fuel expenditures	(63)	(22)
Purchases of securities – nuclear decommissioning trust fund	(156)	(176)
Sales and maturities of securities – nuclear decommissioning trust fund	136	163
Other	(2)	14
Net cash used in investing activities	(2,656)	(2,458)
Cash Flows From Financing Activities:
Dividends on common stock	(496)	(457)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	272	675
Maturities of long-term debt	(100)	(450)
Issuances of long-term debt	997	1,118
Issuances of common stock	28	29
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(12)	(11)
Other	(10)	—
Net cash provided by financing activities	655	884
Net change in cash, cash equivalents, and restricted cash	30	25
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of period	$246	$180